Exhibit 10.6

TRADEMARK ASSIGNMENT

WHEREAS, HERBERT H. MYERS (the “Assignor”), with an address at 755 Blackpine Drive, Vero Beach, Florida 32926 is the owner of all right, title and interest in and to the registered trademarks and style listed below and on Exhibit A annexed hereto (collectively, the “Trademarks”); and

WHEREAS, Assignor has heretofore licensed the trademarks listed below to BOXLIGHT, INC., a Washington State corporation (the “Trademark Licensee”) pursuant to a trademark license agreement between Assignor and Trademark Licensee, dated April 16, 2009 (the “Trademark License”); and

WHEREAS, the Trademark Licensee has adopted and is using in the United States the following Trademarks:

Boxlight Logo

Boxlight

WHEREAS, BOXLIGHT CORPORATION (formerly, Logical Choice Corporation) a Nevada corporation, located at 1045 Progress Circle, Lawrenceville, Georgia 30043 (the “Assignee”), in is desirous of acquiring said Trademarks from the Assignor, subject to the rights of Trademark Licensee under the Trademark License;

NOW, THEREFORE, in consideration for the issuance to Assignor of 250,000 shares of the common stock of Assignee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. The Assignor here sells, assigns, transfers and conveys to Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest in and to the Trademarks and registrations thereof, including any rights under common law, and including, without limitation, all claims, proceeds and causes of action relating to and the right to sue for past, present and future infringements of said Trademarks, the same to be held and enjoyed by Assignee for its own use and on behalf of its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor, had this assignment not been made; provided, however, that this assignment is and shall be conditional upon the Assignee’s assumption of all rights and obligations of the Assignor under the Trademark License and the consent of the Trademark Licensee.

2. Assignor hereby requests the Commissioner of Patents and Trademarks, or the relevant foreign trademark office, to record Assignee, as assignee and owner of any and all of Assignor’s in the Trademarks and to issue to Assignee any and all registrations resulting from said applications, or any renewals of said registrations.

3. Assignor agrees to execute and deliver at a future date, for no additional consideration, any additional documents that the Assignee reasonably determines are required to reflect the Assignee’s ownership of the Trademarks anywhere in the world.

4. Assignor will assist in obtaining or providing any further documents which may be required to confirm chain of title thereto.

5. Subject at all times to the Trademark License, Assignee shall have the sole and absolute right to assign the Trademarks to any wholly-owned subsidiary of Assignee or to any successor-in-interest to the assets, business or securities of Assignee.

6. This Assignment may be executed in counterparts, each of which shall be deemed an original, but together shall constitute a single instrument.

7. By its execution of this Assignment, the Trademark Licensee does hereby consent to the assignment of the Trademarks to the Assignee, subject to and in accordance with all of the terms and conditions of this Assignment.

8. This Assignment shall be governed by and construed under the laws of the State of Nevada as applied to agreements among residents of Nevada, made and performed entirely within the State of Nevada

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Signature Page Follows

IN WITNESS, WHEREOF, the parties hereto have executed this Assignment this __ day of May 2016.

ASSIGNOR:

HERBERT MYERS

ASSIGNEE:	BOXLIGHT CORPORATION
(a Nevada corporation)

By
	Name:	James Mark Elliot
	Title:	Chief Executive Officer

TRADEMARK LICENSEE:	BOXLIGHT, INC.
(a Washington State corporation)

By
	Name:	Henry F. Nance
	Title:	President